Exhibit 10.3

IOVANCE BIOTHERAPEUTICS, INC.
2018 EQUITY INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AWARD AGREEMENT

THIS NONQUALIFIED STOCK OPTION AWARD AGREEMENT (this “Agreement”), is entered into as of [ ], 20[ ] (the “Date of Grant”), by and between Iovance Biotherapeutics, Inc., a Delaware corporation (the “Company”), and [ ] (the “Participant”). Capitalized terms used in this Agreement and not otherwise defined herein have the meanings ascribed to such terms in the Iovance Biotherapeutics, Inc. 2018 Equity Incentive Plan, as amended, restated or otherwise modified from time to time in accordance with its terms (the “Plan”).

WHEREAS, the Compensation Committee of the board of directors (the “Committee”) has determined that it is in the best interests of the Company and its stockholders to grant the award provided for herein to the Participant on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1.       Grant of Option.

(a)       Grant. The Company hereby grants to the Participant an Option to purchase [ ] shares of Common Stock (the “Option Shares”) on the terms and subject to the conditions set forth in this Agreement and as otherwise provided in the Plan. The Option is a Nonqualifed Stock Option. The Option shall vest in accordance with Section 2. The Exercise Price shall be $[ ] per Option Share.

(b)       Incorporation by Reference. The provisions of the Plan are incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any interpretations, rules and regulations and additional terms adopted by the Committee from time to time pursuant to the Plan. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Participant and the Participant’s beneficiary in respect of any questions arising under the Plan or this Agreement. The Participant acknowledges that the Participant has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

2.       Vesting. Except as may otherwise be provided herein, the Option shall vest and become exercisable as to [_______] of the Option Shares on the one-year anniversary of Date of Grant, and the remaining Option Shares shall vest as to [_______] of Option Shares at the end of each quarter over the next [____] years, commencing with the first quarter following the first anniversary of the Date of Grant] (each such date, a “Vesting Date”), subject to the Participant’s continued employment with, appointment as a director of, or engagement to provide services to, the Company or any of its Affiliates through the applicable Vesting Date. Any fractional Option Share resulting from the application of the vesting schedule shall be aggregated and the Option Share resulting from such aggregation shall vest on the final Vesting Date.

3.       Termination of Employment or Services.

(a)       Generally. Except as otherwise provided herein, if the Participant’s employment with, membership on the board of directors, or engagement to provide services to the Company or any of its Affiliates terminates for any reason, the unvested portion of the Option shall be canceled immediately and the Participant shall have no rights with respect to the Option Shares subject to such unvested portion.

(b)       Death or Disability. Notwithstanding anything to the contrary in Section 3, if the Participant’s employment with, membership on the board of directors, or engagement to provide services to the Company or any of its Affiliates terminates due to the Participant’s death or Disability, any unvested portion of the Option shall become fully vested as of the date of such termination, which shall be the final Vesting Date.

(c)       Termination Without Cause. Notwithstanding anything to the contrary in Section 3, if the Participant’s employment with, membership on the board of directors, or engagement to provide services to the Company or any of its Affiliates is terminated by the Company without Cause on or within 12 months after, the date of a Change in Control, any unvested portion of the Option shall become fully vested as of the date of termination, which shall be the final Vesting Date.

4.       Expiration.

(a)       In no event shall all or any portion of the Option be exercisable after the tenth annual anniversary of the Date of Grant (such ten-year period, the “Option Period”); provided, that if the Option Period would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s securities trading policy (or Company-imposed “blackout period”), the Option Period shall be automatically extended until the 30th day following the expiration of such prohibition (but not to the extent that any such extension would otherwise violate Section 409A of the Code).

(b)       If, prior to the end of the Option Period, the Participant’s employment with, or engagement to provide services to, the Company and all Affiliates is terminated without Cause or by the Participant for any reason, then the Option shall expire on the earlier of the last day of the Option Period and the date that is 90 days after the date of such termination; provided, however, that if the Participant’s employment or engagement to provide services to the Company and its Affiliates is terminated and the Participant is subsequently rehired or reengaged by the Company or any Affiliate within 90 days following such termination and prior to the expiration of the Option, the Participant shall not be considered to have undergone a termination of employment or service, as applicable. In the event of a termination described in this subsection (b), the Option shall remain exercisable by the Participant until its expiration only to the extent that the Option was exercisable at the time of such termination.

(c)       If (i) the Participant’s employment with or engagement to provide services to, the Company is terminated prior to the end of the Option Period on account of the Participant’s Disability, (ii) the Participant dies while still in the employ or engagement of the Company or an Affiliate, (iii) the Participant dies following a termination described in subsection (b) above but prior to the expiration of an Option, or (iv) the Participant’s employment with, or engagement to provide services to, the Company is terminated prior to the end of the Option Period on account of his Retirement, the Option shall expire on the earlier of the last day of the Option Period and the date that is one (1) year after the date of death or termination on account of Disability of or Retirement by the Participant, as applicable. In such event, the Option shall remain exercisable by the Participant or Participant’s beneficiary, as applicable, until its expiration only to the extent that the Option was exercisable by the Participant at the time of such event.

(d)       [If, prior to the end of the Option Period, the Participant’s directorship with the Company is terminated without Cause or by the Participant for any reason, then the Option shall expire on the earlier of the last day of the Option Period and the date that is two years after the date of such termination.]

(e)       If the Participant ceases employment with or engagement to provide services to the Company or any Affiliates or is removed as a director due to a termination for Cause, the Option (whether vested or unvested) shall be cancelled immediately and the Participant shall have no rights with respect to the Option Shares.

5.       Method of Exercise and Form of Payment.

(a)       No Option Shares shall be delivered pursuant to any exercise of the Option until the Participant has paid in full to the Company the Exercise Price and an amount equal to any U.S. federal, state, local and non-U.S. income and employment taxes required to be withheld. The Option may be exercised by delivery of written or electronic notice of exercise to the Company or its designee (including a third-party-administrator) in accordance with the terms hereof. The Exercise Price and all applicable required withholding taxes shall be payable (i) in cash, check or cash equivalent; or (ii) by such other method as the Committee may permit, including without limitation: (A) shares of Common Stock valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of shares of Common Stock in lieu of actual delivery of such shares to the Company), provided that such shares of Common Stock are not subject to any pledge or other security interest; (B) in other property having a Fair Market Value equal to the Exercise Price and all applicable required withholding taxes; or (C) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell the shares of Common Stock otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price and all applicable required withholding taxes. Any fractional shares of Common Stock resulting from the application of this Section 5 shall be settled in cash.

6.       Rights as a Stockholder. The Participant shall not be deemed for any purpose to be the owner of any shares of Common Stock subject to this Option unless, until and to the extent that (i) this Option shall have been exercised pursuant to its terms, (ii) the Company shall have issued and delivered to the Participant the Option Shares and (iii) the Participant’s name shall have been entered as a stockholder of record with respect to such Option Shares on the books of the Company. The Company shall cause the actions described in clauses (ii) and (iii) of the preceding sentence to occur promptly following settlement as contemplated by this Agreement, subject to compliance with applicable laws.

7.       Compliance with Legal Requirements.

(a)       Generally. The granting and exercising of the Option, and any other obligations of the Company under this Agreement, shall be subject to all applicable U.S. federal, state and local laws, rules and regulations, all applicable non-U.S. laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Participant agrees to take all steps that the Committee or the Company determines are reasonably necessary to comply with all applicable provisions of U.S. federal and state securities law and non-U.S. securities law in exercising the Participant’s rights under this Agreement.

(b)       Tax Withholding. Any exercise of the Option shall be subject to the Participant’s satisfying any applicable U.S. federal, state and local tax withholding obligations and non-U.S. tax withholding obligations. The Company shall have the right and is hereby authorized to withhold from any amounts payable to the Participant in connection with the Option or otherwise the amount of any required withholding taxes in respect of the Option, its exercise or any payment or transfer of the Option or under the Plan and to take any such other action as the Committee or the Company deem necessary to satisfy all obligations for the payment of such withholding taxes (up to the maximum permissible withholding amounts), including the right to use a broker-assisted “cashless exercise” as described in Section 5(i)(C) hereof. The Participant may elect to satisfy, and the Company may require the Participant to satisfy, in whole or in part, the tax obligations by withholding shares of Common Stock that would otherwise be received upon exercise of the Option with a Fair Market Value equal to such withholding liability. For exercises of the Option occurring during a blackout period under the Company’s insider trading policy, the Company shall arrange for the sale of a number of shares of Common Stock to be delivered to the Participant to satisfy the applicable withholding obligations. Such shares of Common Stock shall be sold on behalf of the Participant through the Company’s transfer agent on the facilities of any exchange on which the Common Stock is listed at the time of such sale.

8.       Miscellaneous.

(a)       Transferability. The Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered (a “Transfer”) by the Participant other than by will or by the laws of descent and distribution, pursuant to a qualified domestic relations order or as otherwise permitted under Section 14(b) of the Plan. Any attempted Transfer of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

(b)       Waiver. Any right of the Company contained in this Agreement may be waived in writing by the Committee. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

(c)       Section 409A. The Option is not intended to be subject to Section 409A of the Code. Notwithstanding the foregoing or any provision of the Plan or this Agreement, if any provision of the Plan or this Agreement contravenes Section 409A of the Code or could cause the Participant to incur any tax, interest or penalties under Section 409A of the Code, the Committee may, in its sole discretion and without the Participant’s consent, modify such provision to (i) comply with, or avoid being subject to, Section 409A of the Code, or to avoid the incurrence of taxes, interest and penalties under Section 409A of the Code, and/or (ii) maintain, to the maximum extent practicable, the original intent and economic benefit to the Participant of the applicable provision without materially increasing the cost to the Company or contravening the provisions of Section 409A of the Code. This Section 9(c) does not create an obligation on the part of the Company to modify the Plan or this Agreement and does not guarantee that the Option or the Option Shares will not be subject to interest and penalties under Section 409A.

(d)       Notices. Any notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax, pdf/email or overnight courier, or by postage-paid first-class mail. Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant’s address indicated by the Company’s records, or if to the Company, to the attention of the General Counsel at the Company’s principal executive office.

(e)       Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(f)       No Rights to Employment, Directorship or Service. Nothing contained in this Agreement shall be construed as giving the Participant any right to be retained, in any position, as an employee, consultant or director of the Company or any of its Affiliates or shall interfere with or restrict in any way the rights of the Company or any of its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge the Participant at any time for any reason whatsoever.

(g)       Fractional Shares. In lieu of issuing a fraction of a share of Common Stock resulting from any exercise of the Option or an adjustment of the Option pursuant to Section 11 of the Plan or otherwise, the Company shall be entitled to pay to the Participant an amount in cash equal to the Fair Market Value of such fractional share.

(h)       Beneficiary. The Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation.

(i)       Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.

(j)       Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto, except for any changes permitted without consent under Section 11 or 13 of the Plan.

(k)       Governing Law and Venue. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws thereof, or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Delaware.

(l)       Dispute Resolution; Consent to Jurisdiction. All disputes between or among any Persons arising out of or in any way connected with the Plan, this Agreement or the Option shall be solely and finally settled by the Committee, acting in good faith, the determination of which shall be final. Any matters not covered by the preceding sentence shall be solely and finally settled in accordance with the Plan, and the Participant and the Company consent to the personal jurisdiction of the United States federal and state courts sitting in Wilmington, Delaware, as the exclusive jurisdiction with respect to matters arising out of or related to the enforcement of the Committee’s determinations and resolution of matters, if any, related to the Plan or this Agreement not required to be resolved by the Committee. Each such Person hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the last known address of such Person, such service to become effective ten (10) days after such mailing.

(m)       Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement or the transactions contemplated (whether based on contract, tort or any other theory). Each party hereto (A) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (B) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this section.

(n)       Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(o)       Counterparts. This Agreement may be executed in counterparts (including via facsimile and electronic image scan (pdf)), each of which shall be deemed to be an original, but both of which together shall constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

(p)       Electronic Delivery. By accepting this Agreement, the Participant consents to the electronic delivery of prospectuses, annual reports and other information required to be delivered by U.S. Securities and Exchange Commission rules (which consent may be revoked in writing by the Participant at any time upon three business days’ notice to the Company, in which case subsequent prospectuses, annual reports and other information will be delivered in hard copy to the Participant).

(q)       Electronic Participation in Plan. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

[Signature page follows]

IN WITNESS WHEREOF, this Nonqualified Stock Option Award Agreement has been executed by the Company and the Participant as of the day first written above.

IOVANCE BIOTHERAPEUTICS, INC.

By:
Name:
Title:

PARTICIPANT

[Insert Name]

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